Exhibit 3.1

AMENDED AND RESTATED BY-LAWS OF
CECO ENVIRONMENTAL CORP.

ARTICLE I
OFFICES

CECO Environmental Corp., a Delaware corporation (the “Corporation”), shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

The registered office of the Corporation required by The General Corporation Law of the State of Delaware (the “Act”) to be maintained in the State of Delaware may be, but need not be, identical with the principal place of business of the Corporation, and the address of the registered office may be changed from time to time by the Board of Directors of the Corporation. The Board of Directors of the Corporation (the “Board of Directors”) shall also have the power to appoint a new registered agent from time to time, and to terminate the services of an incumbent registered agent.

ARTICLE II
STOCKHOLDERS

Section 1.           Annual Meeting. An annual meeting of the stockholders shall be held on the date fixed, from time to time, by the directors, provided that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.           Special Meetings. Special meetings of all of the stockholders of the Corporation, may be called only by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

Section 3.           Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, or by means of remote communication, as a place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the Corporation’s executive offices.

Section 4.           Notice of Meetings. Written or printed notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days, or in the case of a merger or consolidation not less than twenty (20) days, before the date of the meeting.

Section 5.           Meeting Of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, or by means of remote communication, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 6.           Fixing Of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date which shall not be more than sixty (60) days and not less than ten (10) days, before the date of such meeting. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of stockholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

Section 7.           Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make at least ten (10) days before such meeting, whichever is earlier, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal place of business of the Corporation and shall be subject to inspection by any stockholder, and to copying at the stockholder’s expense, at any time during usual business hours. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

Section 8.           Quorum. The holders of a majority of the outstanding shares of the Corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders; provided that if less than a majority of the outstanding shares are represented at said meeting, the chairman of the Board of Directors or presiding officer may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by statute or the Certificate of Incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at the meeting.

Section 9.           Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 10.         Voting Of Shares. Unless provided in the certificate of incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 11.         Voting of Shares by Certain Stockholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his or her administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Any number of stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years, by entering into a written voting trust agreement specifying the terms and conditions of such voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a stockholder of the Corporation, in person, by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person, by agent or attorney, at any reasonable time for any proper purpose.

Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 12.         Inspectors. At any meeting of stockholders, the presiding officer may appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and shall be signed by him or by a majority of them if there be more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13.         Meeting Leadership. The chairman of the Board of Directors shall preside at all meeting of the stockholders. In the absence or inability to act of the chairman, the chief executive officer, the chief financial officer, an Executive Vice President or a Senior Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 14.         Order. Meetings of the stockholders need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate, in his or her sole discretion, to assure that the business of the meeting is conducted in an orderly manner.

Section 15.         Notice of Stockholder Proposals.

(a)           At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Article II, Section 16, and, to the extent applicable, Article II, Section 17, must be (i) brought before the meeting by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this subsection Article II, Section 15(a) and Article II, Section 17 in relation to such business, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Article II, Section 17(a) and is a stockholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors).

(b)           To be in proper form, a stockholder’s notice to the Corporation must set forth in writing the following information, which must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the annual meeting and as of such date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof; which update shall be delivered to the Corporation no later than five (5) business days after the record date for the annual meeting and not later than eight (8) business days prior to the date of the annual meeting.

1.             As to each Proposing Person (as such term is defined in Article II, Section 17(d):

A.            the name and address of such Proposing Person, as they appear on the Corporation’s transfer book;

B.             the class, series and number of shares of the Corporation directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

C.             a representation (1) that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;

D.            a description of any (1) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position), assuming for purposes of these By-Laws presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (D) being a “Derivative Interest”);

E.             any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

F.             any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk, increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation;

G.             any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party;

H.            any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;

I.              any equity interests, including any convertible, derivative or short interests, in any principal competitor of the Corporation;

J.              any performance-related fees (other than an asset-based fee) to which the Proposing Person or any affiliate or immediate family member of the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; and

K.            any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.

2.             As to each item of business that the stockholder giving notice proposes to bring before the annual meeting:

A.            a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;

B.             a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and

C.             the text of the proposal or business (including the text of any resolutions proposed for consideration).

3.             A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Article II, Section 15.

4.             If a stockholder does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).

Section 16.         Notice of Director Nominations.

(a)           Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 16 will be eligible to serve as directors. Nominations of persons for election as directors of the Corporation may be made only (a) by or at the direction of the Board of Directors or (b) by a stockholder who (1) has complied with all applicable requirements of this Article II, Section 16 and Section 17 in relation to such nomination, (2) was a stockholder of record of the Corporation at the time of giving the notice required by Article II, Section 17(a) and is a stockholder of record of the Corporation at the time of the annual meeting and (3) is entitled to vote at the annual meeting. In no event may a stockholder provide notice as to nominations pursuant to this Article II, Section 16 with respect to a greater number of director candidates (as alternates or otherwise) than are subject to election by stockholders at the applicable meeting.

(b)           To be in proper form, a stockholder’s notice to the Corporation must set forth in writing:

1.             As to each Nominating Person (as such term is defined in Article II, Section 17(d), the information set forth in Article II, Section 15(a)(1) (except that for purposes of this Article II, Section 16, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Article II, Section 15(b)(1) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Article II, Section 16).

2.             As to each person whom the stockholder giving notice proposes to nominate for election as a director:

A.            all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Article II, Section 15(a)(1) if such proposed nominee was a Nominating Person;

B.             all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in any proxy statement and accompanying proxy cards as a nominee and to serve as a director if elected);

C.             a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three (3) years, any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

D.            a completed questionnaire (in the form provided by the Corporation upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and

E.             a written representation and agreement (in the form provided by the Corporation upon written request) that the proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

The Corporation may require any proposed nominee to furnish, within five (5) business days of any such request, such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

3.             A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Article II, Section 16.

4.             If a stockholder does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

Section 17.         Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.

(a)            To be timely, a stockholder’s notice required by Article II, Section 15(a) or Section 16(a) must be delivered to or mailed and received by the Corporation at the Corporation’s executive offices not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is scheduled for a date more than thirty (30) calendar days prior to or more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting and the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event the number of directors to be elected to the Board of Directors at the annual meeting is increased by the Board of Directors, and there is no public announcement by the Corporation naming the nominees for the additional directors at least one hundred (100) calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders, a stockholder’s notice pursuant to Article II, Section 16 will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to or mailed and received by the Corporation at the Corporation’s executive offices not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(b)            A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Article II, Section 15 or notice of any nomination pursuant to Article II, Section 16 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Article II, Section 15 or Section 16, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten (10) days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Corporation at the Corporation’s executive offices, as promptly as practicable.

(c)            Notwithstanding the foregoing provisions of Article II, Section 16 and this Section 17, unless otherwise required by law, (1) no stockholder giving notice as to nominations pursuant to Article II, Section 16 shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act (“Rule 14a-19”) in connection with the solicitation of such proxies, including the provision to the Corporation of notices required hereunder in a timely manner, and (2) if any such stockholder (A) provides notice pursuant to Rule 14a-19(b) and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. If any stockholder providing notice as to nominations pursuant to Article II, Section 16 and this Section 17 provides notice pursuant to Rule 14a-19(b), then such stockholder shall (i) promptly notify the Corporation if it subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) and (ii) deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

(d)           The chairman or presiding officer of any annual meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Article II, Section 15 and this Section 17 or that a nomination was not made in accordance with the procedures prescribed by Article II, Section 16 and this Section 17, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. Notwithstanding anything in these By-Laws to the contrary: (1) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in Article II, Section 15, Section 16 and this Section 17 and (2) unless otherwise required by law, if a Proposing Person intending to propose business or a Nominating Person intending to make nominations at an annual meeting or special meeting pursuant to Article II, Section 15, Section 16 and this Section 17, as applicable, does not provide the information required under Article II, Section 15, Section 16 and this Section 17 to the Corporation in accordance with the applicable timing requirements set forth in these By-Laws, or the Proposing Person or Nominating Person (or a qualified representative thereof) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(e)           For purposes of Article II, Section 15, Section 16 and this Section 17, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable national news service or in a document filed or furnished by the Corporation with or to, as applicable, the Securities and Exchange Commission pursuant to Exchange Act or furnished by the Corporation to stockholders. For purposes of Article II, Section 15 and this Section 17, “Proposing Person” means (1) the stockholder providing the notice of business proposed to be brought before an annual meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is given and (3) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner. For purposes of Article II, Section 16 and this Section 17, “Nominating Person” means (1) the stockholder providing the notice of the nomination proposed made to be at an annual meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is given, and (3) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

Section 18.         Consent of Absentees. No defect in the noticing of a stockholders’ meeting will affect the validity of any action at the meeting if a quorum was present, and if each stockholder entitled to notice signs a written waiver of notice either before or after the meeting, such waivers, consents, or approvals are filed with the corporate records and made a part of the minutes of the meeting.

Section 19.         Informal Action by Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 20.         General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 21.         Number, Tenure and Qualifications. The number of directors of the Corporation shall be at least three (3) and no more than ten (10) as fixed from time to time by a resolution of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation. The number of directors may be increased or decreased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

Section 22.         Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after the annual meeting of stockholders and at such other times and at such places as may be determined from time to time by the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, or by means of remote communication, or a hybrid of remote communication and a physical place, for the holding of additional regular meetings without other notice than such resolution.

Section 23.         Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them, including by means of remote communication or a hybrid of remote communication and a physical place.

Section 24.         Notice. Notice of any special meeting shall be given at least forty-eight hours prior thereto by written notice to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is sent by facsimile or e-mail, a confirming copy shall be sent by United States mail, addressed as set forth above, and such notice shall be deemed to be delivered when mailed in the prescribed manner. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 25.         Quorum. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

Section 26.         Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Certificate of Incorporation.

Section 27.         Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 28.         Resignation and Removal. Any director or member of a committee may resign at any time upon written notice to the Board of Directors, its chairman, or to the chief executive officer or secretary of the Corporation. One or more directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote, provided that, if done at a meeting, the notice of such meeting states the name of the director or directors to be removed.

Section 29.         Action Without a Meeting. Unless specifically prohibited by the Certificate of Incorporation, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with any other party.

Section 30.         Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 31.         Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 32.         Meetings by Telephone. The Board of Directors or any committee thereof may conduct meetings through a conference telephone or other communications equipment by means of which each and all persons participating can hear the others, in accordance with the provisions of Section 141(i) of the Act.

Section 33.         Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Act, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the stock or authorize the increase or decrease of the shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 34.         Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by a committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 35.         Chairman of the Board. The Board of Directors may elect or appoint a chairman of the Board of Directors. The Chairman shall not be considered to be an officer of the Corporation in his or her capacity as such. The chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The chairman of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The chairman of the Board of Directors shall be ex-officio a member of all committees.

ARTICLE IV
OFFICERS

Section 36.         Number. The officers of the Corporation shall be a chief executive officer, a chief financial officer, a chief accounting officer and a secretary, each of whom shall be elected by the Board of Directors, and such vice-presidents (who may be designated as Vice Presidents, Senior Vice Presidents or Executive Vice Presidents), assistant treasurers, assistant secretaries or other officers (the number thereof to be determined by the Board of Directors) as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 37.         Election of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a chief financial officer, one or more vice-presidents and a secretary, as the Board of Directors shall determine. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 38.         Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 39.         Compensation and Contract Rights. The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

Section 40.         Term. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, or with respect to persons who have the title of vice president, but are not officers of the Corporation, may be filled by the chief executive officer.

Section 41.         Chief Executive Officer. The chief executive officer shall perform such duties commonly incident to the office of chief executive officer and shall also perform such other duties and have such other powers as may be prescribed by the Board of Directors from time to time. The chief executive officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the chairman of the Board of Directors has been appointed and is present.

Section 42.         Vice Presidents. The vice-presidents shall report to the chief executive officer or such other officer of the Corporation, as the chief executive officer shall determine, and shall assist the chief executive officer and/or such other officer in the discharge of their duties as the chief executive officer and/or such other officer, as appropriate, may direct. The vice president shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors, the chief executive officer or such other officer shall designate from time to time.

The chief executive officer shall be authorized to appoint employees with the title of vice-president without the approval of the Board of Directors. Such appointed vice-presidents shall not be officers of the Corporation and shall not have the powers given to vice-presidents under these By-Laws.

Section 43.         The Secretary and Assistant Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the Board of Directors or chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 44.         Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chairman of the Board of Directors, the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation.

Section 45.         Chief Accounting Officer. The chief accounting officer shall perform such duties commonly incident to the office of chief accounting officer and shall also perform such other duties and have such other powers as may be prescribed by the Board of Directors from time to time. The chief accounting officer shall serve as the principal accounting officer of the Corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 46.         Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 47.         Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 48.         Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 49.         Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 50.         Certificates for Shares. Certificates representing shares of the Corporation shall be signed by the chief executive officer or the chief financial officer or by such officer as shall be designated by resolution of the Board of Directors and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the Corporation, if the Corporation uses a seal. If both the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the Corporation is organized under the laws of the State of Delaware, and the par value of such shares or a statement that the shares are without par value. If the Corporation is authorized and does issue shares of more than one class, or of series within a class, the certificate shall also contain such information or statement as may be required by law.

The name and address of each stockholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 51.         Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed the Board of Directors, the chief executive officer or the chief financial officer may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

Section 52.         Transfers of Shares. Transfers of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, the certificate or certificates representing such shares shall be surrendered for cancellation. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE IX
SEAL

The Corporation may in its discretion determine to use a corporate seal. If a corporate seal is used, the corporate seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XI
RECORDS AND REPORTS

Section 53.         Inspection of Books and Records. All books and records provided for by statute shall be open to inspection of the stockholders from time to time and to the extent provided by statute, and of otherwise. Any director may examine such books and records at all reasonable times.

Section 54.         Closing Stock Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding sixty (60) days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

ARTICLE XII
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Act or the Corporation’s Certificate of Incorporation or these By-Laws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have subject-matter jurisdiction, another state or federal court within the State of Delaware). If any stockholder files an action within the scope of the preceding sentence in a court other than a court located within the State of Delaware (a “Foreign Action”), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII
AMENDMENTS

The power to make, alter, amend, or repeal these By-Laws shall be vested in the stockholders or the Board of Directors, unless reserved to the stockholders by the Certificate of Incorporation. These By-Laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the Certificate of Incorporation.

ARTICLE XIV
CONSTRUCTION OF TERMS

The use of singular and plural words and terms, and of the male or female gender, in these By-Laws may be construed and applied alternatively in accordance with the facts and circumstances existing at the time of construction and application of such words and terms.

ARTICLE XV
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 55.        Indemnification. The Corporation shall:

(a)           Indemnify to the fullest extent permitted by the Act any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

(b)           indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or an officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

(c)            indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XV, Section 1(a) and (b), or in defense of any claim, issue or matter therein; and

(d)           make any indemnification under Article XV, Section 1(a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article XV, Section 1(a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders of the Corporation; and

(e)            pay expenses incurred by a director or an officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XV. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or an officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”) initiated or brought voluntarily by a director or an officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XV unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

(f)            not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XV exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding such office; and

(g)           have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XV; and

(h)           deem the provisions of this Article XV to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article XV is in effect, and any repeal or modification of this Article XV shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XV shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (any other such corporation, a “Second Corporation”) which shall merge into or consolidate with the Corporation when the Corporation shall be the surviving or resulting entity, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the Act only at the discretion of the Board of Directors of the Corporation; and

(i)             continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XV, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 56.        Elimination of Certain Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Act, as the same exists or hereafter may be amended or (d) for any transaction from which the director derived an improper personal benefit. If the Act is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act as amended. Any repeal or modification of this Article XV by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Last Amended June 1, 2026